Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statement (Form S-3ASR No. 333-273595) of Lear Corporation;
2.Registration Statement (Form S-8 No. 333-232856) pertaining to the Lear Corporation 2019 Long-Term Stock Incentive Plan;
3.Registration Statement (Form S-8 No. 333-230922) pertaining to the Lear Corporation 2019 Inducement Grant Plan;
4.Registration Statement (Form S-8 No. 333-163009) pertaining to the Lear Corporation 2009 Long-Term Stock Incentive Plan; and
5.Registration Statement (Form S-8 No. 333-273594) pertaining to the Lear Corporation 2019 Long-Term Stock Incentive Plan (Amended and Restated as of May 18, 2023)

of our reports dated February 13, 2026, with respect to the consolidated financial statements and schedule of Lear Corporation and the effectiveness of internal control over financial reporting of Lear Corporation included in this Annual Report (Form 10-K) of Lear Corporation for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Detroit, Michigan
February 13, 2026